Registration No. 333-127425


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------


                            SPRINT NEXTEL CORPORATION
             (Exact name of registrant as specified in its charter)


                     Kansas                           48-0457967
          (State or other jurisdiction             (I.R.S. Employer
        of incorporation or organization)         Identification No.)



                2001 Edmund Halley Drive, Reston, Virginia 20191
                    (Address of Principal Executive Offices)
                            ------------------------


        NEXTEL COMMUNICATIONS, INC. AMENDED AND RESTATED ASSOCIATE STOCK
                                  PURCHASE PLAN

                            (Full title of the plan)
                            ------------------------

                            LEONARD J. KENNEDY, ESQ.
                                 General Counsel
                            2001 Edmund Halley Drive
                             Reston, Virginia 20191
                     (Name and address of agent for service)


          Telephone number, including area code, of agent for service:
                                 (703) 433-4974


                            ------------------------

     This Registration Statement as originally filed related to the offering of 650,000 shares of FON Common Stock, Series 1, issuable under the Nextel Communications, Inc. Amended and Restated Associate Stock Purchase Plan (the "Plan"). In connection with the merger of Nextel Communications, Inc. with and into a subsidiary of Sprint Corporation ("Sprint"), Sprint amended its articles of incorporation to change its name to Sprint Nextel Corporation and to redesignate its FON Common Stock, Series 1, as Common Stock, Series 1.

     A total of 243,571 shares of common stock have been issued. No additional shares will be issued under the Plan. Accordingly, the purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister the remaining 406,429 shares of Common Stock, Series 1 covered by this Registration Statement.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.


Item 8.   Exhibits


Exhibit
Number    Exhibits

24. Power of Attorney.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 4th day of January, 2006.

                              SPRINT NEXTEL CORPORATION



                              By:  /s/ Michael T. Hyde
                                    Michael T. Hyde, Assistant Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Name                      Title                     Date

G. D. Forsee*           President and Chief Executive   )
                        Officer and Director            )
                        (Principal Executive Officer)   )
                                                        )
                                                        )
P.N. Saleh*             Chief Financial Officer         )
                        (Principal Financial Officer)   )
                                                        )
                                                        )
W.G. Arendt*            Senior Vice President and       )
                        Controller                      )
                        (Principal Accounting Officer)  )
                                                        )
                                                        )    January 4, 2006
Timothy M. Donahue*     Chairman of the Board           )
                                                        )
                                                        )
Keith J. Bane*          Director                        )
                                                        )
                                                        )
Gordon M. Bethune*      Director                        )
                                                        )
                                                        )
William E. Conway*      Director                        )
                                                        )

                                                        )
Frank M. Drendel*      Director                         )
                                                        )
                                                        )
James H. Hance, Jr.*   Director                         )
                                                        )
                                                        )
V. Janet Hill*         Director                         )
                                                        )
                                                        )
I. O. Hockaday, Jr.*   Director                         )
                                                        )
                                                        )
William E. Kennard*    Director                         )   January 4, 2006
                                                        )
                                                        )
L. K. Lorimer*         Director                         )
                                                        )
                                                        )
Stephanie M. Shern*    Director                         )
                                                        )
                                                        )
William H. Swanson*    Director                         )

/s/ Michael T. Hyde

* Signed by Michael T. Hyde, Attorney-in-Fact, pursuant to Power of Attorney filed with this Amendment to the Registration Statement No.
     333-127425.

                                  EXHIBIT INDEX

Exhibit
Number

24. Power of Attorney.